Rubrik Reports Fourth Quarter and Fiscal Year 2025 Financial Results
•Results exceeded all guided metrics
•Fourth quarter subscription ARR grew 39% year-over-year to $1,092.6 million
•Fourth quarter revenue grew 47% year-over-year to $258.1 million
•2,246 customers with $100K or more in Subscription ARR, up 29% year-over-year
Palo Alto, California, March 13, 2025 – Rubrik, Inc. (NYSE: RBRK), a cybersecurity company, today announced financial results for the fourth quarter and fiscal year 2025, ended January 31, 2025.
“Fiscal 2025 was a milestone year for Rubrik. Our strong growth at scale demonstrates that we’re winning the cyber resilience market. However, we are still very early in Rubrik’s journey to achieve the company’s full potential and I’m confident that what's ahead of us is even more important and exciting,” said Bipul Sinha, Rubrik’s Chief Executive Officer, Chairman, and Co-Founder.
Commenting on the company’s financial results, Kiran Choudary, Rubrik’s Chief Financial Officer, added, “Throughout the year, we consistently delivered strong results, including improving operating leverage and achieving our first year of positive free cash flow. We look forward to continuing to execute towards the large opportunity in cyber resilience in fiscal 2026 and beyond.”
Fourth Quarter Fiscal 2025 Financial Highlights
•Subscription Annual Recurring Revenue (ARR): Subscription ARR was up 39% year-over-year, growing to $1,092.6 million as of January 31, 2025.
•Revenue: Subscription revenue was $243.7 million, a 54% increase, compared to $158.7 million in the fourth quarter of fiscal 2024. Total revenue was $258.1 million, a 47% increase, compared to $175.0 million in the fourth quarter of fiscal 2024.
•Gross Margin: GAAP gross margin was 77.4%, compared to 77.2% in the fourth quarter of fiscal 2024. This includes $5.1 million in stock-based compensation expense, compared to $0.1 million in the year ago period, due to the vesting of certain equity awards after and as a result of the completion of our initial public offering. Non-GAAP gross margin was 79.7%, compared to 77.7% in the fourth quarter of fiscal 2024.
•Subscription ARR Contribution Margin: Subscription ARR Contribution Margin was 2% compared to (12)% in the fourth quarter of fiscal 2024, reflecting the improvement in operating leverage in the business.
•Net Loss per Share: GAAP net loss per share was $(0.61), compared to $(1.59) in the fourth quarter of fiscal 2024. GAAP net loss includes $86.0 million in stock-based compensation expense, compared to $3.4 million in the year ago period, due to the vesting of certain equity awards after and as a result of the completion of our initial public offering. Non-GAAP net loss per share was $(0.18), compared to $(1.52) in the fourth quarter of fiscal 2024.
•Cash Flow from Operations: Cash flow from operations was $83.6 million, compared to $12.8 million in the fourth quarter of fiscal 2024. Free cash flow was $75.2 million, compared to $8.7 million in the fourth quarter of fiscal 2024.
•Cash, Cash Equivalents, and Short-Term Investments: Cash, cash equivalents, and short-term investments were $705.1 million as of January 31, 2025.
Fiscal 2025 Financial Highlights
•Revenue: Subscription revenue was $828.7 million, a 54% increase, compared to $537.9 million in fiscal 2024. Total revenue was $886.5 million, a 41% increase, compared to $627.9 million in fiscal 2024.
•Gross Margin: GAAP gross margin was 70.0%, compared to 76.9% in fiscal 2024. This includes $67.0 million in stock-based compensation expense, compared to $0.1 million in the year ago period, due to the vesting of certain equity awards after and as a result of the completion of our initial public offering. Non-GAAP gross margin was 78.0%, compared to 77.2% in fiscal 2024.
•Net Loss per Share: GAAP net loss per share was $(7.48), compared to $(5.84) in fiscal 2024. GAAP net loss includes $913.9 million in stock-based compensation expense, compared to $5.7 million in the year ago period, due to the vesting of certain equity awards after and as a result of the completion of our initial public offering. Non-GAAP net loss per share was $(1.57), compared to $(5.72) in fiscal 2024.

•Cash Flow from Operations: Cash flow from operations was $48.2 million, compared to $(4.5) million in fiscal 2024. Free cash flow was $21.6 million, compared to $(24.5) million in fiscal 2024.
Recent Business Highlights
•As of January 31, 2025, Rubrik had 2,246 customers with Subscription ARR of $100,000 or more, up 29% year-over-year.
•Announced Rubrik Annapurna to accelerate development of GenAI applications. Annapurna API service will allow customers to have ready-to-go access to all business data to quickly build more powerful and trusted GenAI applications. Annapurna will also deliver secure data embeddings powered by Rubrik Security Cloud (RSC) and leverage all enterprise data and metadata in RSC to easily set and manage data access controls for AI applications.
•Announced Rubrik Security Cloud – Government has received Federal Risk and Authorization Management Program (FedRAMP®) authorization at the Moderate Impact Level. The National Nuclear Security Administration (NNSA), an Office of the U.S. Department of Energy, served as the agency sponsor for Rubrik’s FedRAMP authorization.
•Announced that Rubrik Security Cloud now combines Data Security Posture Management (DSPM) and Cyber Recovery capabilities within a single, trusted Cyber Resilience platform. Rubrik DSPM allows existing Rubrik customers to simply activate DSPM capabilities within their current Rubrik environment, providing near real-time views into data proliferation to reduce sensitive data exposure risk.
•Debuted Rubrik Turbo Threat Hunting, a new feature designed to dramatically accelerate cyber recovery and enable organizations to locate clean recovery points across their entire data estate. Turbo Threat Hunting enables organizations to scan up to 75,000 backups in less than 60 seconds.
•Named to CRN’s 2025 Cloud 100 List, for excellence in cloud storage.
First Quarter and Fiscal Year 2026 Outlook
Rubrik is providing the following guidance for the first quarter of fiscal year 2026 and the full fiscal year 2026:
•First Quarter Fiscal 2026 Outlook:
▪Revenue of $259 million to $261 million.
▪Non-GAAP Subscription ARR contribution margin of approximately 4.0% to 5.0%.
▪Non-GAAP EPS of $(0.33) to $(0.31).
▪Weighted-average shares outstanding of approximately 192 million.
•Full Year 2026 Outlook:
▪Subscription ARR between $1,350 million and $1,360 million.
▪Revenue of $1,145 million to $1,161 million.
▪Non-GAAP Subscription ARR contribution margin of approximately 4.5% to 5.5%.
▪Non-GAAP EPS of $(1.23) to $(1.13).
▪Weighted-average shares outstanding of approximately 198 million.
▪Free cash flow of $45 million to $65 million.
Additional information on Rubrik’s reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Rubrik’s results computed in accordance with GAAP. For example, stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of Rubrik’s Class A common stock, and Rubrik’s future hiring and retention needs, all of which are difficult to predict and subject to constant change.

Conference Call Information
Rubrik will host a conference call to discuss results for the fourth quarter of fiscal year 2025 and full fiscal year 2025, as well as its financial outlook for the first quarter of fiscal year 2026 and full fiscal year 2026 today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. Open to the public, analysts and investors may access the webcast, results press release, and investor presentation on Rubrik’s investor relations website at https://ir.rubrik.com. A replay of the webcast will also be accessible from Rubrik’s investor relations website a few hours after the conclusion of the live event.
Rubrik uses its investor relations website and may use certain social media accounts including X (formerly Twitter) (@rubrikInc and @bipulsinha) and LinkedIn (www.linkedin.com/company/rubrik-inc and www.linkedin.com/in/bipulsinha) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release and the related conference call contain express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Rubrik’s financial outlook for the first quarter of fiscal year 2026 and full fiscal year 2026, Rubrik’s market position, market opportunities, and growth strategy, product initiatives, go-to-market motions and market trends. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “outlook,” “guidance,” or the negative of these terms, where applicable, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond Rubrik’s control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. Risks include but are not limited to Rubrik’s limited operating history, the growth rate of the market in which Rubrik competes, Rubrik’s ability to effectively manage and sustain its growth, Rubrik’s ability to introduce new products on top of its platform, Rubrik’s ability to compete with existing competitors and new market entrants, Rubrik’s ability to expand internationally and its ability to utilize AI successfully in its current and future products. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2024. Forward-looking statements speak only as of the date the statements are made and are based on information available to Rubrik at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Rubrik assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Rubrik has provided in this press release financial information that has not been prepared in accordance with GAAP. Rubrik uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Rubrik’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Rubrik’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Rubrik’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Free Cash Flow. Rubrik defines free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Rubrik believes free cash flow is a helpful indicator of liquidity that provides information to management and investors about the amount of cash generated or used by Rubrik’s operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in Rubrik’s business and strengthening its financial position. One limitation of free cash flow is that it does not reflect Rubrik’s future contractual commitments. Additionally, free cash flow is not a substitute for cash used in operating activities and the utility of free cash flow as a measure of Rubrik’s liquidity is further limited as it does not represent the total increase or decrease in Rubrik’s cash balance for a given period.
Non-GAAP Subscription Cost of Revenue. Rubrik defines non-GAAP subscription cost of revenue as subscription cost of revenue, adjusted for amortization of acquired intangibles, stock-based compensation expense, stock-based compensation from amortization of capitalized internal-use software, and other non-recurring items.
Non-GAAP Operating Expenses (Research and Development, Sales and Marketing, General and Administrative). Rubrik defines non-GAAP operating expenses as operating expenses (research and development, sales and marketing, general and administrative), adjusted for, as applicable, stock-based compensation expense, and other non-recurring items.
Subscription Annual Recurring Revenue (“ARR”) Contribution Margin. Rubrik defines Subscription ARR Contribution Margin as Subscription ARR contribution divided by Subscription ARR at the end of the period. Rubrik defines Subscription ARR Contribution as Subscription ARR at the end of the period less: (i) non-GAAP subscription cost of revenue and (ii) non-GAAP operating expenses for the prior 12-month period ending on that date. Rubrik believes that Subscription ARR Contribution Margin is a helpful indicator of operating leverage. One limitation of Subscription ARR Contribution Margin is that the factors that impact Subscription ARR will vary from those that impact subscription revenue and, as such, may not provide an accurate indication of Rubrik’s actual or future GAAP results. Additionally, the historical expenses in this calculation may not accurately reflect the costs associated with future commitments.

Key Business Metrics
Subscription ARR. Rubrik calculates Subscription ARR as the annualized value of our active subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on existing terms. Subscription contracts include cloud-based contracts for Rubrik’s subscription offerings and products sold on top of its Rubrik Security Cloud (“RSC”) platform, prior sales of CDM sold as a subscription term-based license with associated support, and standalone sales of Rubrik’s SaaS subscription products like Anomaly Detection (previously known as Ransomware Monitoring & Investigation) and Sensitive Data Monitoring (previously known as Sensitive Data Monitoring & Management).
Cloud ARR. Rubrik calculates Cloud ARR as the annualized value of its active cloud-based subscription contracts as of the measurement date, based on Rubrik’s customers’ total contract value and, assuming any contract that expires during the next 12 months is renewed on existing terms. Rubrik’s cloud-based subscription contracts include RSC and RSC-Government (excluding RSC-Private) and SaaS subscription products like Ransomware Monitoring & Investigation (now known as Anomaly Detection) and Sensitive Data Monitoring & Management (now known as Sensitive Data Monitoring).
Average Subscription Dollar-Based Net Retention Rate. Rubrik calculates Average Subscription Dollar-Based Net Retention Rate by first identifying subscription customers (“Prior Period Subscription Customers”) which were subscription customers at the end of a particular quarter (the “Prior Period”). Rubrik then calculates the Subscription ARR from these Prior Period Subscription Customers at the end of the same quarter of the subsequent year (the “Current Period”). This calculation captures upsells, contraction, and attrition since the Prior Period. Rubrik then divides total Current Period Subscription ARR by the total Prior Period Subscription ARR for Prior Period Subscription Customers. Rubrik’s Average Subscription Dollar-Based Net Retention Rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.
Customers with $100K or More in Subscription ARR. Customers with $100K or more in Subscription ARR represent the number of customers that contributed $100,000 or more in Subscription ARR as of period end.
About Rubrik
Rubrik (NYSE: RBRK) is on a mission to secure the world’s data. With Zero Trust Data Security™, we help organizations achieve business resilience against cyberattacks, malicious insiders, and operational disruptions. Rubrik Security Cloud, powered by machine learning, secures data across enterprise, cloud, and SaaS applications. We help organizations uphold data integrity, deliver data availability that withstands adverse conditions, continuously monitor data risks and threats, and restore businesses with their data when infrastructure is attacked.
Investor Relations Contact
Melissa Franchi
VP, Head of Investor Relations, Rubrik
781.367.0733
IR@rubrik.com
Public Relations Contact
Jessica Moore
VP, Global Communications, Rubrik
415.244.6565
jessica.moore@rubrik.com

Rubrik, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Revenue
Subscription	$243,719	$158,652	$828,740	$537,869
Maintenance	3,381	6,884	18,408	38,745
Other	11,000	9,477	39,396	51,278
Total revenue	258,100	175,013	886,544	627,892

Cost of revenue
Subscription	49,030	30,389	215,036	97,927
Maintenance	595	1,054	6,068	6,472
Other	8,830	8,530	44,644	40,563
Total cost of revenue	58,455	39,973	265,748	144,962

Gross profit	199,645	135,040	620,796	482,930
Operating expenses
Research and development	79,958	59,127	531,615	206,527
Sales and marketing	161,355	128,708	867,518	482,532
General and administrative	74,447	30,316	355,695	100,377
Total operating expenses	315,760	218,151	1,754,828	789,436

Loss from operations	(116,115)	(83,111)	(1,134,032)	(306,506)
Interest income	7,665	2,920	25,353	11,216
Interest expense	(10,074)	(9,584)	(41,253)	(30,295)
Other income (expense), net	4,886	(310)	1,480	(1,884)
Loss before income taxes	(113,638)	(90,085)	(1,148,452)	(327,469)
Income tax expense	1,251	7,412	6,368	26,689
Net loss	$(114,889)	$(97,497)	$(1,154,820)	$(354,158)
Net loss per share attributable to common stockholders, basic and diluted	$(0.61)	$(1.59)	$(7.48)	$(5.84)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	188,048	61,229	154,294	60,628

Rubrik, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	January 31,	January 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$186,331	$130,031
Short-term investments	518,813	149,220
Accounts receivable, net of allowances	177,627	133,544
Deferred commissions	91,919	72,057
Prepaid expenses and other current assets	102,951	63,861
Total current assets	1,077,641	548,713
Property and equipment, net	53,194	47,873
Deferred commissions, noncurrent	132,465	113,814
Goodwill	100,343	100,343
Other assets, noncurrent	59,331	62,867
Total assets	$1,422,974	$873,610
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities
Accounts payable	$10,439	$6,867
Accrued expenses and other current liabilities	162,602	122,934
Deferred revenue	777,135	526,480
Total current liabilities	950,176	656,281
Deferred revenue, noncurrent	642,370	579,781
Other liabilities, noncurrent	61,821	55,050
Debt, noncurrent	322,341	287,042
Total liabilities	1,976,708	1,578,154

Redeemable convertible preferred stock	—	714,713
Stockholders’ deficit
Preferred stock	—	—
Common stock	—	1
Convertible founders stock	—	—
Class A common stock	3	—
Class B common stock	2	—
Additional paid-in capital	2,291,829	265,494
Accumulated other comprehensive loss	(8,235)	(2,239)
Accumulated deficit	(2,837,333)	(1,682,513)
Total stockholders’ deficit	(553,734)	(1,419,257)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$1,422,974	$873,610

Rubrik, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended January 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,154,820)	$(354,158)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	28,868	24,305
Stock-based compensation	913,913	5,715
Amortization of deferred commissions	90,303	76,530
Non-cash interest	34,256	10,117
Deferred income taxes	1,241	1,937
Other	(7,249)	(2,836)
Changes in operating assets and liabilities:
Accounts receivable	(44,255)	17,157
Deferred commissions	(128,816)	(107,148)
Prepaid expenses and other assets	(48,818)	2,251
Accounts payable	4,479	(1,012)
Accrued expenses and other liabilities	45,882	22,872
Deferred revenue	313,244	299,752
Net cash provided by (used in) operating activities	48,228	(4,518)
Cash flows from investing activities:
Purchases of property and equipment	(16,885)	(12,333)
Capitalized internal-use software	(9,714)	(7,675)
Purchases of investments	(797,084)	(246,004)
Sale of investments	32,977	7,503
Maturities of investments	407,264	255,214
Payment for business combination, net of cash acquired	—	(90,328)
Net cash used in investing activities	(383,442)	(93,623)
Cash flows from financing activities:
Proceeds from initial public offering and underwriters' exercise of over-allotment option, net of underwriting discounts and commissions	815,209	—
Taxes paid related to net share settlement of equity awards	(432,512)	—
Proceeds from exercise of stock options	8,515	3,383
Proceeds from issuance of common stock under employee stock purchase plan	11,064	—
Payments for deferred offering costs, net	(3,545)	(3,734)
Proceeds from issuance of debt, net of discount	—	96,525
Payments for debt discount costs	(475)	—
Payments for debt issuance costs	(233)	(225)
Net cash provided by financing activities	398,023	95,949
Effect of exchange rate on cash, cash equivalents, and restricted cash	(6,274)	(1,355)
Net increase (decrease) in cash, cash equivalents, and restricted cash	56,535	(3,547)
Cash, cash equivalents, and restricted cash, beginning of year	137,059	140,606
Cash, cash equivalents, and restricted cash, end of year	$193,594	$137,059

Rubrik, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Reconciliation of GAAP total gross profit to non-GAAP total gross profit:
Total gross profit on a GAAP basis	$199,645	$135,040	$620,796	$482,930
Add: Stock-based compensation expense	5,141	5	67,041	63
Add: Stock-based compensation from amortization of capitalized internal-use software	124	14	273	153
Add: Amortization of acquired intangibles	924	923	3,673	1,676
Non-GAAP total gross profit	$205,834	$135,982	$691,783	$484,822
GAAP total gross margin	77%	77%	70%	77%
Non-GAAP total gross margin	80%	78%	78%	77%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Research and development operating expense on a GAAP basis	$79,958	$59,127	$531,615	$206,527
Less: Stock-based compensation expense	21,489	2,596	297,051	3,590
Non-GAAP research and development operating expense	$58,469	$56,531	$234,564	$202,937

Sales and marketing operating expense on a GAAP basis	$161,355	$128,708	$867,518	$482,532
Less: Stock-based compensation expense	28,832	283	330,443	1,313
Non-GAAP sales and marketing operating expense	$132,523	$128,425	$537,075	$481,219

General and administrative operating expense on a GAAP basis	$74,447	$30,316	$355,695	$100,377
Less: Stock-based compensation expense	30,576	547	219,378	749
Non-GAAP general and administrative operating expense	$43,871	$29,769	$136,317	$99,628

Reconciliation of GAAP operating loss to non-GAAP operating loss:
Operating loss on a GAAP basis	$(116,115)	$(83,111)	$(1,134,032)	$(306,506)
Add: Stock-based compensation expense	86,038	3,431	913,913	5,715
Add: Stock-based compensation from amortization of capitalized internal-use software	124	14	273	153
Add: Amortization of acquired intangibles	924	923	3,673	1,676
Non-GAAP operating loss	$(29,029)	$(78,743)	$(216,173)	$(298,962)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(114,889)	$(97,497)	$(1,154,820)	$(354,158)
Add: Stock-based compensation expense	86,038	3,431	913,913	5,715
Add: Stock-based compensation from amortization of capitalized internal-use software	124	14	273	153
Add: Amortization of acquired intangibles	924	923	3,673	1,676
Income tax expenses effect related to the above adjustments	(5,289)	(144)	(5,953)	(250)
Non-GAAP net loss	$(33,092)	$(93,273)	$(242,914)	$(346,864)
GAAP net loss per share, basic and diluted	$(0.61)	$(1.59)	$(7.48)	$(5.84)
Weighted-average shares used to compute GAAP net loss per share, basic and diluted	188,048	61,229	154,294	60,628
Non-GAAP net loss per share, basic and diluted	$(0.18)	$(1.52)	$(1.57)	$(5.72)
Weighted-average shares used to compute non-GAAP net loss per share, basic and diluted	188,048	61,229	154,294	60,628

The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands, except percentages):

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$83,597	$12,770	$48,228	$(4,518)
Less: Purchases of property and equipment	(5,589)	(2,998)	(16,885)	(12,333)
Less: Capitalized internal-use software	(2,812)	(1,059)	(9,714)	(7,675)
Free cash flow	$75,196	$8,713	$21,629	$(24,526)
Operating cash flow margin	32%	7%	5%	(1)%
Free cash flow margin	29%	5%	2%	(4)%
Net cash provided by (used in) investing activities	$4,158	$28,376	$(383,442)	$(93,623)
Net cash provided by (used in) financing activities	$1,923	$(493)	$398,023	$95,949
The following table presents the calculation of Subscription ARR Contribution Margin for the periods presented as well as a reconciliation of (i) non-GAAP subscription cost of revenue to cost of revenue and (ii) non-GAAP operating expenses to operating expenses (in thousands, except percentages):

	Twelve Months Ended January 31,
	2025	2024
Subscription cost of revenue	$215,036	$97,927
Stock-based compensation expense	(49,514)	(45)
Stock-based compensation from amortization of capitalized internal-use software	(273)	(153)
Amortization of acquired intangibles	(3,673)	(1,676)
Non-GAAP subscription cost of revenue	$161,576	$96,053

Operating expenses	$1,754,828	$789,436
Stock-based compensation expense	(846,872)	(5,652)
Non-GAAP operating expenses	$907,956	$783,784

Subscription ARR	$1,092,584	$784,029
Non-GAAP subscription cost of revenue	(161,576)	(96,053)
Non-GAAP operating expenses	(907,956)	(783,784)
Subscription ARR Contribution	$23,052	$(95,808)
Subscription ARR Contribution Margin	2%	(12)%